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                                                                    Exhibit 99.1






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PRESS RELEASE


                                                    [AUTHENTIDATE LOGO]


For Immediate Release                        Contact: John A. Stiles
                                             John A. Stiles & Associates, L.L.C.
                                             314-994-0560


                AuthentiDate Holding Corp. To Convert Remaining
                          Debentures for Common Stock

         - Conversion Will Reduce Expenses By Over $600,000 Annually -

Schenectady, NY--December 17, 2003--AuthentiDate Holding Corp. (NASDAQ: ADAT) announced today that it has given notice to certain Convertible Debenture holders requiring them to convert their outstanding debentures into common stock. The debentures to be converted consist of an aggregate principal amount of $2,470,000 issued in September 2003. These debentures are convertible into 823,333 shares of common stock. This conversion event is in addition to the $6,425,300 of convertible debentures noticed for conversion in October 2003.

After this conversion event, all of the Company's convertible debt ($8.9M) will have been converted into common stock. Approximately $623,000 in interest expenses will be saved annually because of both conversions. In the quarter ending December 31, 2003, the Company will record a one time non cash charge to earnings of $5.6 Million for the writeoff of all debt discount and all deferred financing costs as a result of these two debt conversions.

"Converting this additional $2,470,000 of debt along with the $6,425,300 of debt we converted earlier this quarter will strengthen our balance sheet and is consistent with our desire to reduce expenses in the future and improve our cash flow" stated John Botti, AuthentiDate's Chairman and CEO.

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About AuthentiDate Holding Corp.

AuthentiDate Holding Corp. (AHC) is the holding company of five business units; DocStar, AuthentiDate International AG, AuthentiDate, Inc., DJS Marketing Group/Computer Professionals International and Trac Medical Solutions, Inc. DocStar sells a complete line of proprietary document imaging products. AuthentiDate and AuthentiDate AG provide the authentication of digital data through its proprietary and patent pending technology. AuthentiDate intends to establish itself as the authority on "content security" as it is a growing sector of the electronic network security infrastructure market. DJS delivers professional services centered around technology systems integration projects, staff augmentation, out-tasking,

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outsourcing services and resells computer related products. Trac Medical uses the AuthentiDate service in the medical supply business.

This press release contains forward-looking statements within the meaning of section 27A of the Securities Act of 1933 and section 21E of the Securities Act of 1934. When used in this release, the words "believe," "anticipate," "think," "intend," "plan," "will be," "expect," and similar expressions identify such forward-looking statements. Such statements regarding future events and/or the future financial performance of The Company are subject to certain risks and uncertainties, which could cause actual events or the actual future results of the Company to differ materially from any forward-looking statement. Such risks and uncertainties include, among other things, the availability of any needed financing, the Company's ability to implement its business plan for various applications of its technologies, the impact of competition, the management of growth, and the other risks and uncertainties that may be detailed from time to time in the Company's reports filed with the Securities and Exchange Commission. In light of the significant risks and uncertainties inherent in the forward-looking statements included herein, the inclusion of such statements should not be regarded as a representation by the Company or any other person that the objectives and plans of the Company will be achieved.

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